UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

Trian Partners GP, L.P.

Trian Partners General Partner, LLC

Trian Partners, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Master Fund (Non-ERISA), L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Parallel Fund I General Partner, LLC

Trian Partners Parallel Fund II, L.P.

Trian Partners Parallel Fund II GP, L.P.

Trian Partners Parallel Fund II General Partner, LLC

Trian SPV (SUB) I, L.P.

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Edward P. Garden

Castlerigg Master Investments Ltd.

Sandell Asset Management Corp.

Castlerigg International Limited

Castlerigg International Holdings Limited

Thomas E. Sandell

Gregory J. Norman

Peter H. Rothschild

Michael F. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐		Fee previously paid with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

The following information was posted to http://www.enhanceheinz.com in the section entitled "How to Vote Gold" contained on such website:

"PLEASE NOTE IMPORTANT NEW VOTING INFORMATION!

If your shares are registered in your own name, please vote today by telephone, via the Internet, or by signing, dating and returning the GOLD proxy card in the postage-paid envelope provided. (Simple instructions for telephone and Internet voting appear on your GOLD proxy card.)

If your shares are held in "Street-Name", i.e., through a brokerage firm, bank nominee or other custodian, only that custodian can vote a GOLD proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please instruct your custodian to execute a GOLD proxy on your behalf—either by signing, dating and returning the voting instruction form in the envelope provided or by contacting the person responsible for your account. Additionally, please note that most Street-Name holders may now instruct their custodian by telephone or via the Internet. Please refer to the easy directions on the voting instruction form provided by your custodian.

After submitting your vote with regard to the GOLD proxy card, we urge you NOT to vote with regard to Heinz's White proxy card because only your latest-dated vote will be counted.

If you have previously submitted a vote to Heinz using the White proxy card, you have every right to change your vote. If you would like to revoke any vote already submitted to Heinz or if you are uncertain as to your latest-dated vote, we urge you to promptly sign, date and return a GOLD proxy card or voting instruction form in the postage-paid envelope provided, or to follow the instructions for voting by telephone or the Internet, as available.

The Trian Group considers the vote of ALL shareholders to be very important, no matter how many or how few shares you own. If you have any questions about how to vote your shares, or would like additional copies of the proxy statement or other information, please call our proxy solicitor today:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 456-3442

Banks and Brokers Call Collect: (212) 750-5833"